Emergent Capital Announces Recapitalization with PJC Investments and Convertible Noteholders

BOCA RATON, Fla., March 16, 2017 - Emergent Capital, Inc. (OTCQB: EMGC) announced today it has entered into separate agreements with PJC Investments, LLC, a Texas limited liability company, and approximately 91% of the Company’s convertible note holders to recapitalize the Company.
Under the agreements, PJC and certain other parties have agreed to certain undertakings, including: PJC or its designee purchasing $15.0 million in shares of the Company’s common stock; the issuance to PJC (or its designee) of a warrant to purchase up to $8.5 million in shares of the Company’s common stock; restructuring the Company’s existing senior secured notes and unsecured convertible notes to reduce their interest rates and to extend their maturities; PJC (or its designee) purchasing up to 100% of the Company’s New Senior Secured Notes from holders thereof; and the Company issuing up to an additional $10.0 million principal amount of New Senior Secured Notes to PJC (or its designee). Additionally, subject to certain terms and conditions, the convertible note holders will have the opportunity to purchase up to $8.0 million of the Company's common stock.
The agreements and the proposed transactions were unanimously approved by Emergent’s Board of Directors on March 13, 2017. The consummation of the transactions contemplated under the agreements will require, (i) approval by the Company’s shareholders of an amendment to the Company’s charter to increase the number of shares of common stock authorized for issuance by the Company at a meeting of the shareholders to be scheduled as soon as practicable and (ii) participation of at least 98% of the holders of each of the Company's Senior Secured Notes and the Company's Unsecured Convertible Notes in the applicable exchange offer. The proposed transactions are expected to close in the second quarter of 2017. Upon the closing of the proposed transactions, Emergent’s Board of Directors will include four members representing PJC and one member representing the convertible note holders. The Company's common stock will continue to be traded on the OTC Market Group’s OTCQB® Venture Market under the ticker symbol “EMGC.”
“We believe this transaction with PJC Investments is in the best interests of our various stakeholders because it will recapitalize our balance sheet while maintaining our valuable life settlement portfolio,” said Antony Mitchell, CEO of Emergent Capital. “With our new partnership with PJC and Pat Curry, Emergent will now be afforded the opportunity to grow our business prudently without the cash constraints we’ve experienced in the past.”
Patrick J. Curry, President and CEO of PJC Investments, LLC, said, “Emergent Capital has a strong foundation of assets which will only increase in value over time. With our investment, we expect the Company to realize the long term gains which are embedded in the life settlement portfolio benefiting both equity and debt investors.” PJC is working with Triax Capital Advisors LLC, led by Joseph Sarachek, on this transaction.

Upon the closing of the proposed transactions:

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The Company will sell to PJC or its designee 60,000,000 shares, and to certain of the Company’s convertible note holders up to 32,000,000 shares, of the Company’s newly issued common stock, at a price of $0.25 per share for an aggregate price of up to $23.0 million.

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The Company will issue to PJC or its designee a warrant to purchase up to 34,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share for an aggregate exercise price of up to $8.5 million. The warrant shall vest and become exercisable as follows: (i) with respect to 14,000,000 of such shares, immediately upon the issuance of the warrant, and (ii) with respect to the remaining 20,000,000 of such shares, at later times tied to the conversion of existing convertible notes and new convertible notes outstanding upon the closing of the proposed transactions into shares of common stock. The warrant will have an eight year term.

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The Company will issue 5.0% Senior Unsecured Convertible Notes due 2023 in an aggregate principal amount of approximately $75.0 million to holders of, and in exchange for, the Company’s existing 8.5% Senior Unsecured Convertible Notes due February 2019. The new convertible notes will be unsecured senior obligations of the Company and will mature in 2023.

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The Company will issue 8.5% Senior Secured Notes due 2021 in an aggregate principal amount of approximately $30.0 million to holders of, and in exchange for, the Company’s existing 15% Senior Secured Notes due 2018, and PJC or its designee may acquire an additional principal amount of $10.0 million of New Senior Secured Notes. The New Senior Secured Notes will be secured senior obligations of the Company and will mature in 2021.

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PJC or its designee will purchase up to 100% of the New Senior Secured Notes from the holders thereof for an aggregate purchase price equal to the face amount of such purchased New Senior Secured Notes.

About Emergent Capital, Inc.
Emergent Capital (OTCQB: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.
About PJC Investments, LLC.
PJC Investments, LLC, based in Waco, Texas, is an active and operating holding company with interests in a variety of businesses including transportation, real estate, construction, retail hearing healthcare, pharmaceuticals, life settlements, and a widely diverse group of other holdings.
Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "will," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These statements include, but may not be limited to, those related relating to PJC or its designee's investment in the Company upon the closing of the proposed transactions, including the total amount to be provided in equity and debt investments, the purchase of the Company’s common stock, the exercise of the warrant, the restructuring of the Company’s existing senior secured notes and unsecured convertible notes to reduce their interest rates and to extend their maturities, the purchase of the Company’s senior secured notes and the issuance of an additional principal investment of the Company’s New Senior Secured Notes, the necessary approval by the Company’s shareholders, the timing of closing the proposed transactions, the composition of the Board of Directors of the Company after closing the proposed transactions, the Company’s belief that the proposed transactions are in the best interests of its various stakeholders, the Company’s expectations regarding the extent of the impact of the proposed transactions on the Company’s recapitalization efforts, and expectations regarding the Company’s long term gains and related benefits to investors as a result of the proposed transactions. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include (1) risks associated with the proposed transactions, including but not limited to risks related to the failure to close the proposed transactions, including due to the failure to receive the requisite shareholder approval, (2) the ability to successfully complete recapitalization efforts, (3) loss of key management and other personnel, (4) risks associated with our debt leverage and operating covenants under our debt instruments, (5) changes in economic conditions in the United States and abroad, and (6) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com

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